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          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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Mercantile Bancorporation Inc.
St. Louis, Missouri


           We consent to the reference to our firm and to the use of our report dated February 4, 1994, except for Note 23 as to which the date is September 21, 1994, with respect to the consolidated financial statements as of and for the year ended December 31, 1993, of Central Mortgage Bancshares, Inc. included in Mercantile Bancorporation Inc.'s Form S-4 Registration Statement under the Securities Act of 1933. We also consent to the reference to us under the caption "Experts" in the Registration Statement.

                                      /s/ Baird, Kurtz & Dobson
Kansas City, Missouri
November 17, 1994